Exhibit 3.9

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

OBG PRODUCT DEVELOPMENT AND SALES, INC.

OBG Product Development and Sales, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

1. Resolutions setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and submitting such amendment for the consideration of the sole stockholder of the Corporation were duly adopted by the Board of Directors of the Corporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED: That Board of Directors deems it advisable and in the best interests of the Company and its stockholders that Article 1 of the Company’s Certificate of Incorporation be amended to read in its entirety as follows:

“1. Name. The name of the corporation is TWCC Product Development and Sales, Inc.”

2. Thereafter, the sole stockholder of the Corporation approved the amendment.

3. The amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by a duly authorized officer as of this 5th day of October, 2005.

OBG Product Development and Sales, Inc.

By:	/s/ Brendan M. Gibbons
Brendan M. Gibbons
Vice President and Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

OBG SALES, INC.

OBG Sales, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

1. Resolutions setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and submitting such amendment for the consideration of the sole stockholder of the Corporation were duly adopted by the Board of Directors of the Corporation. The resolution setting forth the proposed amendment is as follows:

NOW, THEREFORE, BE IT RESOLVED, that Article 1 of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

“1. Name. The name of the corporation is OBG Product Development and Sales, Inc.”

2. Thereafter, the sole stockholder of the Corporation approved the amendment.

3. The amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by a duly authorized officer as of the 3rd day of April, 2003.

OBG SALES, INC.

By:	/s/ David L. Omachinski
David L. Omachinski, Executive Vice President, Chief Operating and Financial Officer and Treasurer

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

GROVE INDUSTRIES, INC,

Grove Industries, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

1. Resolutions setting forth a proposed amendment of the Certificate of Incorporation of the corporation, declaring such amendment to be advisable and submitting such amendment for the consideration of the stockholders of the corporation were duly adopted by the Board of Directors of the corporation. The resolution setting forth the proposed amendment is as follows:

NOW, THEREFORE, BE IT RESOLVED, that Article 1 of the Certificate of Incorporation of the corporation is hereby amended to read in its entirety as follows:

“1. Name. The name of the corporation is OBG Sales, Inc.”

2. Thereafter, the stockholders of the corporation approved the amendment.

3. The amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by David L. Omachinski, its Vice President, this 11th day of September, 2000.

GROVE INDUSTRIES, INC.

By:	/s/ David L. Omachinski
David L. Omachinski, Vice President

CERTIFICATE OF INCORPORATION

OF

GROVE INDUSTRIES, INC.

1. Name. The name of the Corporation is Grove Industries, Inc.

2. Registered Office and Agent. The address of its registered office in the State of Delaware is c/o Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

3. Purpose. The nature of the business or purposes to be conducted or promoted is to engage in any lawful- act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

4. Authorized Stock. The total number of shares of stock which the Corporation shall have authority to issue is three thousand (3,000) shares of-common stock and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to Three Thousand Dollars ($3,000).

5. Incorporator. The name and mailing address of each incorporator is as follows:

Name	MAILING ADDRESS
Steven R. Duback	c/o Quarles & Brady 411 East Wisconsin Avenue Milwaukee, Wisconsin 53202

6. Period of Existence. The Corporation shall have perpetual existence.

7. Number of Directors. The initial number of directors of the Corporation shall be three (3). Thereafter the number of directors shall be fixed by, or in the manner provided in, the Bylaws. The names and addresses of the initial directors of the Corporation are as follows:

Name	MAILING ADDRESS
William P. Jacobson	112 Otter Street P.O. Box 300 Oshkosh, Wisconsin 54902-0300

Douglas W. Hyde	112 Otter Street P.O. Box 300 Oshkosh, Wisconsin 54902-0300

Name	MAILING ADDRESS
Oliver E. Wood, Jr.	350 Fifth Avenue Suite 3200 New York, New York 10118

8. Elimination of Certain Liability of Directors. No director of the Corporation shall be held personally liable to the Corporation or its stockholders for monetary damages of any kind for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

9. Meetings and Corporate Records. Meetings of stock-holders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the Statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

10. Amendments to Certificate. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by Statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

11. Amendments to Bylaws. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

I, THE UNDERSIGNED, being the Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 6th day of September, 1990.

/s/ Steven R. Duback
Steven R. Duback, Sole Incorporator